               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form 10-SB of our report dated March 29, 2002 relating to the financial statements of GenoMed, Inc. as of December 31, 2001 and our report dated March
29, 2002 relating to the financial statements of Genomic Medicine, LLC as of
November 9, 2001 and the reference to our firm as experts in the Registration
Statement.

Stark Winter Schenkein & Co., LLP
Certified Public Accountants

July 19, 2002
Denver, Colorado